EXHIBIT 23.1
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                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Triarc Companies, Inc. on Form S-8 of our report dated March 27, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting related to the change in accounting for intangible assets), appearing in the Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended December 29, 2002.

/s/ DELOITTE & TOUCHE LLP

New York, New York
September 4, 2003